Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

                             Multi-Strategy Series M

                              Financial Statements

                               September 30, 2003

                                   (Unaudited)















                                                                     Page

Statement of Assets and Liabilities................................   1
Statement of Operations............................................   2
Statement of Changes in Net Assets.................................   3

    Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

                             Multi-Strategy Series M

                       Statement of Assets and Liabilities

                               September 30, 2003

                                   (Unaudited)




ASSETS
    Investments in funds, at fair value                             $48,503,011
    Cash                                                              5,577,219
    Interest accrued                                                      1,262
    Prepaid expenses and other assets                                    61,825
                                                            -------------------
                     Total Assets                                    54,143,317
                                                            -------------------

LIABILITIES
   Management fee payable                                                89,805
   Offering fees                                                         19,606
   Professional fees payable                                             72,804
   Administration fees                                                   26,923
   Custody fees                                                           3,940
   Organization payable                                                       0
   Accrued expenses payable                                             137,741
                                                            -------------------
                    Total Liabilities                                   350,819
                                                            -------------------

                      Net Assets                                    $53,792,498
                                                            ===================

Members' Capital-Net Assets

Represented by:
Members' capital at beginning of period                             $53,639,622
Capital contributions                                                         0
Capital withdrawals                                                           0
Net realized gain/loss                                                  (70,060)
Accumulated net investment income (loss)                               (154,961)
Accumulated net unrealized appreciation (depreciation)                  377,897
                                                              -----------------
       Members' Capital-Net Assets                                  $53,792,498
                                                              =================

    Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

                             Multi-Strategy Series M

                             Statement of Operations

                               September 30, 2003

                                   (Unaudited)


                                                                                                   September  Year to Date

Investment Income
    Dividends                                                                                             $0           $0
    Interest                                                                                           1,262        9,504
                                                                                                   ---------- ------------
      Total Investment Income                                                                          1,262        9,504
                                                                                                   ---------- ------------

Expenses
    Operating expenses
       Management fees                                                                                90,708      452,600
       Blue sky fees                                                                                   1,036        6,330
       Custodian's fees                                                                                  957        5,896
       Director's fees                                                                                 1,243        7,596
       Insurance fees                                                                                  1,036        6,330
       Audit fees                                                                                      4,109       25,069
       Out-of-pocket fees                                                                                 52          316
       Organizational expenses                                                                             0            0
       Marketing  fees                                                                                 5,179       31,651
       Offering fees                                                                                  14,232       86,818
       Tax expenses                                                                                   10,684       22,735
       Legal fees                                                                                      2,935       17,938
       Prepaid fees                                                                                        0            0
       Printing fees                                                                                     104          633
       Admin. expenses                                                                                13,258       67,028
       Misc. expenses                                                                                 10,690       18,780
                                                                                                   ---------- ------------
               Total operating expenses                                                              156,223      749,720
                                                                                                   ---------- ------------

               Net Investment income (loss)                                                         (154,961)    (740,216)
                                                                                                   ---------- ------------

Realized and unrealized gain (loss) on investments
   Net change in unrealized appreciation (depreciation) on investments                               377,897    2,484,895
   Net realized gain (loss) on investments                                                           (70,060)     (36,486)
                                                                                                   ---------- ------------
Net realized and unrealized gain (loss) on investments                                               307,837    2,448,409
                                                                                                   ---------- ------------
             Increase (decrease) in Members' capital derived from investment activities             $152,876   $1,708,193
                                                                                                   ========== ============


    Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

                             Multi-Strategy Series M

                       Statement of Changes in Net Assets

                               September 30, 2003

                                   (Unaudited)


                                                                                   September  Year to Date
                                                                                   ---------  ------------

From investment activities
    Net investment income (loss)                                                   ($154,961)   ($740,216)
    Net change in unrealized appreciation (depreciation) on investments              377,897    2,484,895
    Net realized gain (loss) on investments                                          (70,060)     (36,486)
                                                                                   ----------   ----------

     Increase (decrease) in Members' capital derived from investment activities      152,876    1,708,193
                                                                                   ----------   ----------

Members' capital Transactions
  Capital contributions                                                                    0   24,232,275
  Capital withdrawals                                                                      0            0
                                                                                  ----------  -----------

     Increase (decrease) in Members' capital derived from transactions                     0   24,232,275

Members' capital at beginning of period                                           53,639,622   27,852,030
                                                                                  ----------- -----------
Members' capital at end of period                                                $53,792,498  $53,792,498
                                                                                  =========== ===========
